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Ex-23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Current Report on Form 8-K, into the Company's previously filed Registration Statement File Nos. 333-34109, 333-34139 and 333-61383.




                                                /s/  ARTHUR ANDERSEN LLP



Orlando, Florida
  August 18, 1998